Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 our report dated April 8, 2021 relating to the financial statements of CM Life Sciences III Inc. which is contained in that prospectus, and to the references to our Firm under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 20, 2021